THE SECURITIES  REPRESENTED BY THIS  CERTIFICATE MAY NOT BE OFFERED FOR
SALE,   SOLD,  OR  OTHERWISE   TRANSFERRED   EXCEPT  PURSUANT  TO  AN  EFFECTIVE
REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT.

Void after 5:00 p.m., Mountain Standard Time, March 10, 2004.


                                                     Warrant to Purchase 125,000
                                                          Shares of Common Stock



                        WARRANT TO PURCHASE COMMON STOCK

                        PARADIGM MEDICAL INDUSTRIES, INC.

                  This is to certify that, FOR VALUE RECEIVED,

                                 JOHN W. HEMMER


or registered assigns (the "Holder"), is entitled to purchase, subject to the provisions of this Warrant, from Paradigm Medical Industries, Inc., a Delaware Corporation (the "Company"), at any time on or after March 11, 1999, and not later than 5:00 p.m., Mountain Standard Time, on March 10, 2004, 125,000 shares of common stock, $.001 par value of the Company (the "Common Stock") at a purchase price of $2.63 per share. The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for a share of Common Stock may be adjusted from time to time as hereinafter set forth. The shares of the Common Stock deliverable upon such exercise, and as adjusted from time to time, are referred to as "Warrant Stock" and the exercise price of a share of Common Stock in effect at any time and as adjusted from time to time is referred to as the "Exercise Price."

         1. Exercise of Warrant. Subject to the provisions of hereof, this Warrant may be exercised in whole or in part at any time or from time to time on or after March 11, 1999 by tender to the Company the Purchase Form annexed hereto, duly executed and accompanied by payment of the Exercise Price for the number of shares specified in such form, together with all federal and state taxes applicable upon such exercise. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the holder to purchase the balance of the shares purchasable hereunder. Upon receipt by the Company of this Warrant at the office or agency of the Company, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or

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that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder.

         2. Reservation of Shares. The Company shall reserve for issuance and/or delivery upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance or delivery upon exercise of this Warrant.

         3. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of such fractional share.

         4. Exchange, Assignment or Loss of Warrant. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company for other Warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. The term "Warrant" as used herein includes any Warrants issued in substitution for or replacement of this Warrant, or into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification including a surety bond, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

         5. Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein.

         6. Adjustment of Exercise Price. The Exercise Price of Each Warrant shall be subject to adjustment from time to time as follows:

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                  (a) If the number of shares of Common Stock outstanding at any time after the date hereof is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, on the date such payment is made or such change is effective, the Exercise Price of a Warrant shall be appropriately decreased so that the number of shares of Common Stock issuable on exercise of such Warrant shall be increased in proportion to such increase of outstanding shares.

                  (b) If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, then, on the effective date of such combination, the Exercise Price of a Warrant shall be appropriately increased so that the number of shares of Common Stock issuable on exercise of a Warrant shall be decreased in proportion to such decrease in outstanding shares.

                  (c) In case, at any time after the date hereof, of any capital reorganization, or any reclassification of the stock of the Company (other than as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Company with or into another person (other than a consolidation or merger in which the Company is the continuing entity and which does not result in any change in the Common Stock), or of the sale or other disposition of all or substantially all the properties and assets of the Company, the Warrants shall, after such reorganization, reclassification, consolidation, merger, sale or other disposition, be convertible into the kind and number of shares of stock or other securities or property of the Company or otherwise to which such holder would have been entitled if immediately prior to such reorganization, reclassification, consolidation, merger, sale or other disposition he had converted his Warrants into Common Stock. The provisions of this clause (c) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or other dispositions.

                  (d) All calculations under this paragraph 6 shall be made to the nearest cent or to the nearest one hundredth (1/100) of a share, as the case may be.

                  (e) Minimal Adjustments. No adjustment in the Exercise Price need be made if such adjustment would result in a change in the Exercise Price of less than $0.01. Any adjustment of less than $0.01 which is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of $0.01 or more in the Exercise Price.

                  (f) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Exercise Price pursuant to this paragraph (f), the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Warrants a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon written request at any time of any holder of Warrants, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Exercise Price of such series at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the exercise of the Warrants.

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                  (g) Reservation of Stock Issuable Upon Exercise. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the exercise of the Warrants such number of its shares of Common Stock as shall from time to time be sufficient to effect the exercise of all outstanding Warrants; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the exercise of all then outstanding Warrants, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                  (h) Reclassification, Reorganization or Merger. In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of an issuance of Common Stock by way of dividend or other distribution or of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant) or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the Company shall cause effective provision to be made so that the holder shall have the right thereafter, by exercising this Warrant to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant and shall expressly provide that the issuer of securities to be thereafter received on exercise of this Warrant assumes obligations for registration of the Warrant and Warrant Stock issuable on exercise of the Warrant substantially in accordance with the provisions of
Section 1 of this Warrant. The foregoing provisions of this Section shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

                  (i) Dissolution. In case of a dissolution, liquidation, or winding up of the Company, all purchase rights under this Warrant shall terminate at the close of business on the date as of which holders of record of the Common Stock shall be entitled to participate in a distribution of the assets of the Company in connection with such dissolution, liquidation or winding up. Any Warrant not exercised prior to such time shall be void and no rights shall exist thereunder. In any such case of termination of purchase rights, a statement thereof shall be included in the notice required by this Warrant.

         7.01 Definitions. As used in this Paragraph 7:

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         (a) The terms "register", "registered", and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Act and the declaration or ordering of the effectiveness of such registration statement.

         (b) The term "Registrable Securities" means (i) the Common Stock issued or issuable pursuant to the exercise of the Warrants and (ii) any Common Stock of the Company issued or issuable in respect of such Common Stock or other securities issued or issuable pursuant to the exercise of the Warrants upon any stock split, stock dividend, recapitalization, or similar event, or any Common Stock otherwise issued or issuable with respect to the Warrants. Notwithstanding anything set forth above, the above-described securities shall not be treated as Registrable Securities if and so long as they (A) have been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) have been sold (or are available for sale in the opinion of counsel to the Company and market conditions would permit the sale of such shares within a 90 day period) pursuant to Rule 144(k) in a transaction exempt from the registration and prospectus delivery requirements of the Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale.

         (c) The term "Holder" means any holder holding Registrable Securities or the Shares (and any person holding Shares or Registrable Securities to whom the registration rights have been transferred pursuant to paragraph 9 hereof).

         (d) The term "SEC" means the Securities and Exchange Commission or any successor agency thereto.

         7.02 Registration Rights. The Company shall file a registration statement with the SEC to register the shares of Common Stock issuable to the Holder upon conversion of this Warrant within forty-five (45) days of the initial closing of the Company's offering (the "Offering") of shares of Series D Convertible Preferred Stock (the "Series D Preferred Stock"), and will keep such registration statement current until such time as the shares of Common Stock issuable upon conversion of the shares of Series D Preferred Stock offered in the Offering are freely tradeable pursuant to Rule 144(k) promulgated under the Securities Act of 1933, as amended, all at the Company's cost and expense (except commissions or discounts and attorney's fees and costs of the Holder). Additionally, the Holder will have the right to demand the registration of the shares issuable upon exercise of this Warrant beginning six months after the closing of a public offering of the Company's securities if such Warrant is not exercised during the period in which the registration statement for the shares of Common Stock issuable upon conversion of the notes in the Offering is kept current and such shares are not otherwise registered.

         7.03     Company Registration.

         (a) If at any time, or from time to time, the Company shall determine to register any of its securities, either for its own account or for the account of a security holder or holders, other than a registration relating solely to employee benefit plans, or a registration on Form S-4 relating solely to an SEC Rule 145 transaction, or a registration on any other form (other than Form S-1, S-3, SB-1 or SB-2) which does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, the Company will:

                  (i)   promptly give to each Holder written notice thereof; and

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                  (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein (if the Holder so desires), all the Registrable Securities specified in any written request or requests by any Holder or Holders received by the Company within twenty (20) days after such written notice is received on the same terms and conditions as the Common Stock, if any, otherwise being sold through the underwriter in such registration.

         (b) If the registration that the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to paragraph 7.3(a). All Holders desiring to distribute their securities through such underwriting, if any, (together with the Company and the other holders distributing their securities through such underwriting) shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company.

         (c) Notwithstanding any other provision of this paragraph 7.03, if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may limit the Registrable Securities or other securities to be included in the registration; provided, however, that if such registration is other than the first registered offering of the Company's securities to the public, the underwriter may not limit the Registrable Securities to be included in such registration to less than 30% of the securities included therein (based on aggregate market values). Any reduction by the underwriter of the number of Registrable Securities or other securities to be included in such registration shall be made in the following manner: initially, shares of Common Stock held by the founders or other members of the Company's management shall be excluded from such underwritten public offering to the extent required by the underwriter, and if a further reduction in the number of shares is required, the Company shall so advise all Holders and other holders distributing their securities through such underwriting and the number of shares of Registrable Securities and other securities that may be included in the registration and underwriting shall be allocated among the holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities and other securities contractually entitled to registration with the offering held by such Holders and other holders at the time of filing of the Registration Statement. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to any Holder or holder to the nearest 100 shares. The Company shall advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto of any such limitations, and the number of shares of Registrable Securities that may be included in the registration. If any Holder or holder disapproves of the terms of any such underwriting, such Holder or holder may elect to withdraw therefrom by written notice to the Company and the underwriter. Any securities excluded or withdrawn from such underwriting shall not be transferred in a public distribution prior to ninety (90) days after the effective date of the registration statement relating thereto, or such shorter period of time as the underwriters may require.


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         (d) The Company shall have the right to terminate or withdraw any registration initiated by it under this paragraph 7.03 prior to the effectiveness of such registration whether or not any Holder has elected to register securities in such registration.

         7.04 Registration on Form S-3. If any Holder or Holders request that the Company file a registration statement on Form S-3 (or any successor form to Form S-3) for a public offering of shares of the Registrable Securities the reasonably anticipated aggregate price to the public of which, net of underwriting discounts and commissions, would exceed $500,000, and the Company is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, the Company shall use its best efforts to cause such Registrable Securities to be registered for the offering on such form and to cause such Registrable Securities to be qualified in such jurisdictions as the Holder or Holders may reasonably request; provided, however, that the Company shall not be required to effect more than one registration pursuant to this paragraph 7.04 in any twelve (12) month period. The substantive provisions of paragraph 7.03 shall be applicable to each registration initiated under this paragraph 7.04.

         7.05 Expenses of Registration. All expenses incurred in connection with any registration, qualification or compliance pursuant to this Paragraph 7, including, without limitation, all registration, filing and qualification fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, accounting fees and expenses, and expenses of any special audits incidental to or required by such registration, shall be borne by the Company; provided, however, that the Company shall not be required to pay stock transfer taxes or underwriters' fees, discounts or commissions relating to Registrable Securities, or fees of counsel for the selling shareholders.

         7.06 Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, and the distribution proposed by such Holder or Holders, as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Paragraph 7.

         7.07 Sale Without Registration. If at the time of any transfer of any Registrable Securities, such Registrable Securities shall not be registered under the Act, the Company may require, as a condition of allowing such transfer, that the Holder or transferee furnish to the Company (a) such information as is necessary in order to establish that such transfer may be made without registration under the Act, and (b) (if the transfer is not made in compliance with Rule 144 other than a transfer not involving a change in beneficial ownership or a pro rata distribution by a partnership to its partners) at the expense of the Holder or transferee, an opinion of counsel satisfactory to the Company in form and substance to the effect that such transfer may be made without registration under the Act; provided that nothing contained in this paragraph 7.09 shall relieve the Company from complying with any request for registration, qualification, or compliance made pursuant to the other provisions of this Paragraph 7.


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         7.08 Market Stand-off Agreement. The Holders, if requested by the Company and an underwriter of Common Stock (or other securities) of the Company, shall agree not to sell or otherwise transfer or dispose of any Securities held by the Holders during the ninety (90) day period following the effective date of a registration statement covering an initial public offering of the Company's securities filed under the Act provided that:

                  (a) such agreement shall only apply to the first such registration statement of the Company filed after the date of this Warrant including shares of Common Stock (or other securities) to be sold on its behalf to the public in an underwritten offering; and

                  (b) all Holders holding more than one percent of the outstanding Common Stock, all officers and directors of the Company and all other holders of registration rights of the Company (whether or not pursuant to this agreement) enter into similar agreements. Such agreement shall be in writing in the form satisfactory to the Company and such underwriter. The Company may impose stop-transfer instructions with respect to the Securities subject to the foregoing restriction until the end of the foregoing period.

         7.09 Amendment of Registration Rights. With the written consent of the Holders of a majority of the then outstanding Registrable Securities (including securities exercisable for or convertible into Registrable Securities), the Company may amend this Paragraph 7, or enter into an agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder to include such securities as Registrable Securities under this Paragraph 7.

         7.10 Termination of Registration Rights. The demand rights provided for in this Paragraph 7 shall be exercisable only between March 11, 1999 and March 10, 2004.

         8.       Transfer to Comply with the Securities Act 1933.

                  (a) This Warrant or the Warrant Stock or any other security issued or issuable upon exercise of this Warrant may not be offered or sold except in compliance with the Securities Act of 1933, as amended, and then only against receipt of an agreement of such person to whom such offer of sale is made to comply with the provisions of this Section 9 with respect to any resale or other disposition of such securities.

                  (b) The Company may cause the following legend to be set forth on each certificate representing Warrant Stock or any other security issued or issuable upon exercise of this Warrant not theretofore distributed to the public or sold to underwriters for distribution to the public pursuant to Section 1 hereof, unless counsel for the Company is of the opinion as to any such certificate that such legend is unnecessary:


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         The securities represented by this certificate may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement made under the Securities Act of 1933 (the "Act"), or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company.

         9. Applicable Law. This Warrant shall be governed by, and construed in accordance with, the laws of the State of Utah.

                                    Paradigm Medical Industries, Inc.



                                    By _________________________________________
                                        Thomas F. Motter, President and Chief
                                                 Executive Officer
ATTEST:

By:-------------------------------------
   Michael W. Stelzer, Vice President of
         Operations, Secretary and Chief
         Operating Officer

Date: Effective as of March 11, 1999

[SEAL]

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                                  PURCHASE FORM

                                                         Date __________________


         The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing __________ shares of Common Stock and hereby makes payment of $__________ in payment of the actual exercise price thereof.

                     INSTRUCTIONS FOR REGISTRATION OF STOCK

Name____________________________________________________________________________
         (please typewrite or print in block letters)

Address_________________________________________________________________________


                                         Signature______________________________



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                                 ASSIGNMENT FORM

         FOR VALUE RECEIVED ____________________________________________________
hereby sells, assigns and transfers unto

Name ___________________________________________________________________________
         (please typewrite or print in block letters)

Address  _______________________________________________________________________


the right to purchase Common Stock represented by this Warrant to the extent of ______ shares as to which such right is exercisable and does hereby irrevocably constitute and appoint _________________________________________ attorney, to transfer the same on the books of the Company with full power of substitution in the premises.



                                         Signature _____________________________



Date:  _____________________


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